EV Energy Partners Provides Update on its Utica Shale Sales Process.

HOUSTON, TX, December 24, 2012 — EV Energy Partners, L.P. (EVEP) provided the following update on its Utica Shale sales process: EVEP has received bona fide offers to purchase its operated acreage in the Utica Shale, and is in substantive negotiations with potential purchasers to sell the acreage. However, EVEP does not expect to announce any agreements for the sale of the Utica Shale prior to the end of 2012.

This press release includes "forward-looking statements" as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. Statements regarding the sale of the Utica Shale are forward looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of EVEP, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to the ability to negotiate a final sales agreement, prices and demand for natural gas and oil, and other important factors that could cause actual results to differ materially from those projected as described in the EVEP's reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and EVEP undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

(code #: EVEP/G)

EV Energy Partners, L.P.

Houston

Michael E. Mercer

713-651-1144

http://www.evenergypartners.com